EXHIBIT 10.01

AGREEMENT REGARDING FINANCING ARRANGEMENTS

Reference is made to that certain Non-Recourse Assignment (the “Agreement”) dated as of April 22, 2008 among and between YA GLOBAL INVESTMENTS, L.P., a Cayman Island limited partnership, f/k/a Cornell Capital Partners, LP, as Assignor (“YA Global”), and PACER LOGISTICS, LLC, a Florida corporation, as Assignee, (“Pacer Logistics”), with an address of 7759 NW 146th Street, Miami Lakes, Florida 33016, respecting the “Assigned Obligations” of the “Obligors” (as both such terms are defined below) evidenced by, among other things, the documents, instruments and agreements described on Exhibit “A” annexed hereto and assigned pursuant to the Non-Recourse Assignment dated as of March 2008 between YA Global and Pacer Logistics (“Non-Recourse Assignment”)~~,~~ , a copy of which is attached hereto and incorporated herein by reference (collectively, the “Assigned Documents”). Reference is further made to the Acknowledgment and Consent (the “Consent”) made among YA Global and Cargo Connection Logistics Holding, Inc., a Florida corporation, (“Cargo Connection”), Cargo Connection Logistics Corp., a Delaware corporation, (“Cargo Logistics”), and Cargo Connection Logistics-International, Inc. (formerly known as Mid-Coast Management, Inc.), an Illinois corporation, (“Cargo International”) (Cargo Connection, Cargo Logistics and Cargo International are each an “Obligor” and are collectively referred to as the “Obligors”). The Assigned Documents relate to the Financing Arrangements (as defined in the Non-Recourse Assignment) between Obligors and YA Global, as assigned to Pacer Logistics. The Financing Arrangements are and shall continue to be evidenced by, among other things, each of the Assigned Documents and the other documents, instruments and agreements executed or delivered by Obligors in connection therewith (collectively, the “Financing Documents”).

1.	Obligors hereby warrant, represent, acknowledge and agree as follows:

(i)            that except as specifically provided in this Agreement, the execution, delivery and effectiveness of this Agreement and the Consent shall not (a) operate as a waiver of any right, power or remedy of Pacer Logistics, whether created by contract, at law or in equity, or (b) constitute a waiver of, or consent to or departure from, any provision of the Financing Documents, the terms and conditions of which shall remain in full force and effect with respect to the respective parties thereto, except as specifically modified by this Agreement and the Consent and the Non-Recourse Assignment;

(ii)           that, if Pacer Logistics institutes, in its sole discretion, a foreclosure or other action, institutes a non-judicial foreclosure or sale of the Collateral (as defined in the Consent), institutes an action to collect the Assigned Obligations (as defined in the Consent), or seeks to undertake either a private or public sale or transfer to Pacer Logistics of the Collateral under the applicable provisions of the Uniform Commercial Code (“Collection Action”) in order to collect on the obligations under the Assigned Documents (“Assigned Obligations”), each and every Obligor agrees that service of process upon it with regard to such Collection Action may be legally and validly effectuated by mailing copies of the summons and foreclosure complaint or the notice of sale under the Uniform Commercial Code to Scott Goodman, 600 Bayview Avenue, Inwood, New York 11096, who shall accept service of process on behalf of all Obligors, as an authorized officer, and shall execute and promptly return to Pacer Logistics an appropriate acknowledgment that he or she has accepted service of process on behalf of the Obligors. Each and every Obligor further agrees that (a) it is not entitled to and will not at any time assert any

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claim, counterclaim, defense, affirmative defense or cause of action of any kind which arises or could have arisen out of or by virtue of the Financing Documents, this Acknowledgement, the relationship among the Parties, or other right of set-off or defense whatsoever against Pacer Logistics, or its successors and assigns, in such Collection Action or otherwise with regard to the payment of any of the Assigned Obligations, the entering of a final judgment, the collection against the Collateral, or the enforcement of any of the rights and remedies of Pacer Logistics under any of the Financing Documents and this Agreement, and (b) it shall cooperate with Pacer Logistics to expedite the entry of a foreclosure judgment and a judgment to collect the obligations, and to expedite the sale or transfer of the Collateral, as Pacer Logistics shall elect, including but not limited to Obligors’ executing and delivering such stipulations, waivers and other instruments requested by Pacer Logistics. Obligors hereby consent to the entry of a final judgment and the sale of the Collateral in the Collection Action in favor of Pacer Logistics;

(iii)         that Pacer Logistics is entering into this Agreement and accepting the assignment of the Assigned Documents with the express understanding that no Obligor will hereinafter voluntarily file and seek the entry of an order for relief in any case under the Bankruptcy Code, as amended (hereinafter referred to as the “Code”), or consent to the entry of an order for relief in a voluntary case under the Code, or permit an involuntary case to continue for more than sixty (60) days from the filing of the petition therein, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property; or make any assignment for the benefit of creditors (other than to Pacer Logistics). The Obligor shall immediately controvert and oppose, and with all best efforts seek to have any involuntary petition in bankruptcy or the appointment of any such receiver or other party for the property of Obligor dismissed within such sixty (60) days. In the event that any Obligor does file a voluntary case or does consent to any such involuntary case under the Code, or does not have an involuntary case dismissed within sixty (60) days from filing, Pacer Logistics upon request, shall be entitled to immediate ex parte relief from the automatic stay under Section 362(d)(1) of the Code and that the Obligors will not object to or in any other manner seek to forestall the grant of such relief to Pacer Logistics;

(iv) that the Obligors shall provide Pacer Logistics and Pacer Logistics’ officers, employees, agents, consultants, representatives, advisers, attorneys, accountants, and other designees with access to the collateral interests granted pursuant to the Financing Documents, the files and correspondence relating to the Assigned Obligations and any and all collateral, and the financial books and records relating to the Obligors, the Assigned Obligations, and the ownership, operation and maintenance of the collateral interests granted pursuant to the Financing Documents, at all reasonable times to make such inspections, tests, copies and verifications as Pacer Logistics considers necessary to the extent that the Obligors, or their attorneys, accountants, consultants, officers or directors have possession thereof or have reasonable access thereto or if such can be obtained without unreasonable expense or effort;

(v)           that each of the Obligors acknowledges, agrees, represents and warrants to Pacer Logistics, that each of the Obligors agrees not to commence, join in, prosecute or participate in any claim of any nature whatsoever that will activate the indemnification obligations of Pacer Logistics in Paragraph 11 of the Non-Recourse Assignment;

(vi)          that each Obligor, jointly and severally, shall and does hereby defend, indemnify and hold the Pacer Logistics Parties forever harmless against any and all claims, demands, actions, causes of action, proceedings, suits, litigation, fines, penalties, damages, expenses, judgments, expenses, liens and costs of whatever nature, including, but not limited to, reasonable attorneys’ fees and costs of litigation incurred and paid or to be paid by any of the Pacer Logistics Parties arising out of, related (directly or indirectly) to or in connection with: (a) breach by any Obligor of any agreement, covenant, warranty or representation contained in this Agreement, the Consent, or in any of the Financing Documents to which it is a party, (b) the failure of Pacer Logistics to have a perfected lien security interest in any collateral granted pursuant to the Financing Documents, and (c) any delay by Obligors in Pacer Logistics obtaining a final judgment or sale of the Collateral pursuant to Section 1(v) above;

(viii)       The Obligors have entered into this transaction after consultation with independent counsel of the Obligors’ own selection and, with the sole exception of the representations and warranties specifically made in this instrument, is not relying upon any representation or warranty of the Pacer Logistics in consummating this transaction.

(ix)          The execution by the Obligors of this Agreement and the performance by the Obligors of the Obligors’ obligations hereunder, under the Consent, have been duly authorized by all required action and will not violate any order of any court or governmental agency or any agreement by which any of the Obligors is bound;

2.             In consideration of the Obligors execution and delivery of both this Agreement and the Consent to Pacer Logistics, but expressly conditioned upon and subject to (a) the execution and delivery of the Non-Recourse Assignment by YA Global to Pacer Logistics and the execution and delivery of the Consent by Obligors to Pacer Logistics, both in form and substance acceptable to Pacer Logistics, in its sole and absolute discretion, and (b) delivery of such other documents by the Obligors as Pacer Logistics shall require, Pacer Logistics agrees to (i) fund the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) for working capital (“Special Advance”) under the Financing Documents to be secured as an advance under the Assigned Obligations, and (ii) terminate any requirement to file a registration statement covering shares of common stock of Cargo Connection issuable pursuant to any of the Financing Documents. By funding such sum, the Obligors acknowledge and agree that (1) Pacer Logistics has not waived, abated, agreed to forbear from acting upon, or released any defaults by any Obligor under the Financing Documents, has not released or waived any obligations or liabilities of the Obligors, and has not waived, abated, agreed to forbear from acting upon, or released any rights and remedies of Pacer Logistics and that (2) Pacer Logistics is relying on the waivers, releases, indemnities, warranties, representations, and covenants of the Obligors set forth in both this Agreement and the Consent in funding the Special Advance. The Special Advance shall be fully secured by the Collateral pursuant to the Financing Documents.

3.             Pacer Logistics shall defend, indemnify and hold the Obligors harmless from and against any and all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and costs of investigation, but excluding consequential, special and other indirect damages) arising out of or in connection with the exercise of any rights by YA Global or any of its affiliates claiming continued ownership of, and solely with respect to the purported enforcement against the Obligors of the (i) Securities Purchase Agreement dated

December 28, 2005, by and between Cargo Connection Logistics Holding, Inc. and Montgomery Equity Partners, Ltd., (ii) Investor Registration Rights Agreement dated December 28, 2005, by and between Cargo Connection Logistics Holding, Inc. and Montgomery Equity Partners, Ltd., and (iii) Waiver Agreement dated May 7, 2007 by and between Cargo Connection Logistics Holding, Inc. and Montgomery Equity Partners, Ltd.

4.             Notwithstanding the provisions of paragraph (v) of the Consent by and among YA Global, Pacer Logistics and Obligors, Pacer Logistics hereby acknowledges and agrees that the language in paragraph (v) that states, in part, that “Pacer Logistics has and shall continue to have a first-lien security interest in all of the Collateral” (as defined in the Consent) was a drafting error, and that the sentence should have read “Pacer Logistics has and shall continue to have a perfected security interest in all of the Collateral”, and Pacer Logistics waives any and all rights to any legal or equitable remedies with respect thereto.

5.             WAIVER OF TRIAL BY JURY. THE OBLIGORS AND PACER LOGISTICIS HEREBY MAKE THE FOLLOWING WAIVER KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, AND UNDERSTAND THAT THE OTHER, IN ENTERING INTO THIS AGREEMENT, IS RELYING THEREON. THE OBLIGORS AND PACER LOGISTICIS, IF AND TO THE EXTENT OTHERWISE ENTITLED THERETO, HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER PARTY IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST PACER LOGISTICIS OR THE OBLIGORS OR IN WHICH PACER LOGISTICIS OR THE OBLIGORS IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, THIS AGREEMENT, THE CONSENT, THE ASSIGNED DOCUMENTS, OR ANY RELATIONSHIP BETWEEN THE OBLIGORS, WHETHER ALONE OR WITH OTHERS, AND THE PACER LOGISTICS RELATIVE TO THE ASSIGNED DOCUMENTS, THIS AGREEMENT, THE CONSENT, OR OTHERWISE.

(xi)          The Obligors WAIVE, at the option of Pacer Logistics, any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under this Agreement, the Consent, or any of the Assigned Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

Executed as an instrument under seal as of the 28 day of April, 2008.

“Obligors”

CARGO CONNECTION LOGISTICS HOLDING, INC.,

a Florida corporation

By:	/s/ Jesse Dobrinsky
Name:	Jesse Dobrinsky
Its:	CEO

CARGO CONNECTION LOGISTICS CORP.,

a Delaware corporation

By:	/s/ Jesse Dobrinsky
Name:	Jesse Dobrinsky
Its:	President

CARGO CONNECTION LOGISTICS-INTERNATIONAL, INC.,

an Illinois corporation

By:	/s/ Jesse Dobrinsky
Name:	Jesse Dobrinsky
Its:	CEO

PACER LOGISTICS, LLC, a

Florida limited liability company

By:	/s/ Tina Vidal
Name:	Tina Vidal
Its:	CEO

EXHIBIT “A”

TO A CERTAIN ACKNOWLEDGMENT AND CONSENT

DATED AS OF APRIL ___, 2008

Financing Documents:

1.

Senior Secured Convertible Debenture (No. CRGO-1) dated November 14, 2007 in the original face amount of US$46,500.00 issued by Cargo Connection Logistics Holding, Inc., a Florida corporation, to YA Global Investments, L.P.

2.	Secured Convertible Debenture (No. MEP-1) dated December 28, 2005 in the original face amount of US$1,750,000.00 issued by Cargo Connection Logistics Holding, Inc. to Montgomery Equity Partners, Ltd.
3.	Secured Convertible Debenture (No. MEP-2) dated February 13, 2006 in the original face amount of US$600,000.00 issued by Cargo Connection Logistics Holding, Inc. to Montgomery Equity Partners, Ltd.
4.	Warrant (No. MEP-001) for 2,000,000 shares dated December 28, 2005 issued by Cargo Connection Logistics Holding, Inc. in favor of Montgomery Equity Partners, Ltd.
5.	Security Agreement dated December 28, 2005 given by Cargo Connection Logistics Holding, Inc. in favor of Montgomery Equity Partners, Ltd.
6.

Security Agreement dated December 28, 2005 given by Cargo Connection Logistics Corp., a Delaware corporation, and by Mid-Coast Management, Inc., an Illinois corporation, in favor of Montgomery Equity Partners, Ltd.

7.

The following UCC Financing Statements: (i) UCC Financing Statement naming Cargo Connection Logistics Holding, Inc. as debtor, in favor of Cornell Capital Partners, LP as secured party, and filed with the Secretary of State of Florida on January 3, 2006 as document number 200601549560; (ii) UCC Financing Statement naming Cargo Connection Logistics Corp. as debtor, in favor of Cornell Capital Partners, LP, and filed with the Secretary of State of Delaware on January 3, 2006 as document number 6000684.

8.	Securities Purchase Agreement dated December 28, 2005, by and between Cargo Connection Logistics Holding, Inc.. and Montgomery Equity Partners, Ltd.
9.	Investor Registration Rights Agreement dated December 28, 2005, by and between Cargo Connection Logistics Holding, Inc. and Montgomery Equity Partners, Ltd.
10.	Waiver Agreement dated May 7, 2007 by and between Cargo Connection Logistics Holding, Inc. and Montgomery Equity Partners, Ltd.